AGREEMENT BETWEEN VALANTINO SALOTTI, INC. AND A&J CAPITAL, INC.


         THIS AGREEMENT, dated this 16th day of February, 1999 is between and among Valantino Salotti, Inc., a New York Corporation with offices located at 248 Flushing Avenue, Brooklyn, NY 11205, (hereinafter referred to as "VS"), and A&J Capital, Inc., a New York Corporation with offices located at 4 West 47th Street, New York, NY 10036 (hereinafter referred to as "AJ").

         WHEREAS, VS and its shareholder wish to sell, transfer and exchange 10% of the respective rights, title and interest and 10% shares in VS; and

         WHEREAS, the Board of Directors of VS has consented to such sale, transfer and exchange; and

         WHEREAS, AJ desires to purchase 10% of the aforesaid shares of VS for and in consideration of The Price referred to below.

         IN CONSIDERATION of the purpose of this AGREEMENT, all parties hereby mutually and individually acknowledge and agree to the following:

         1. LETTER OF INTENT TO SELL. The PARTY hereby agrees to sell, transfer and exchange 10% of the respective shares in VS to AJ, said shares to aggregate 10 shares of common stock, no par value, constituting 10% of the issued and outstanding shares in and to VS, and AJ hereby agrees to purchase all of said shares for and in consideration of the Purchase Price referred to in Paragraph 2.

         2. Purchase Price. All Parties hereby agree that the purchase price for 10% of the VS shares referred to in Paragraph 1 shall be $200,000.00. VS agrees and its shareholders are willing to accept $50,000.00 on February 16, 1999 and $150,000.00 on February 23, 1999.

         3. Closing. Closing of the above referenced transaction shall take place after the production and approval of due diligence along with the final payment of $150,000.00 as listed in #2, at the offices of Maxnet, Inc. located at 4400 US Hwy 9, Suite 2800, Freehold, New Jersey 07728.

         IN WITNESS WHEREOF, the parties and the authorized representatives hereto have set their respective hands in execution of this AGREEMENT on the date recited in the Preamble of this AGREEMENT.

Valantino Salotti, Inc.                         A&J Capital, Inc.


By:                                             By:
   --------------------------                      -----------------------------
       Henry Val, CEO                                  A&J Capital, President